  Deloitte & Touche LLP
     Suite 2100 Telephone: (604) 669-4466
  1055 Dunsmuir Street Facsimile: (604) 685-0458
  P.O. Box 49279
  Four Bentall Centre
  Vancouver, British Columbia V7X 1P4

  CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Clean Energy Combustion Systems, Inc.'s Post-Effective Amendment No. 1 to Registration Statement on Form SB-2, and to the use and inclusion in that registration statement of our report relating to the Clean Energy Combustion Systems, Inc.'s consolidated financial statements for the fiscal periods ended December 31, 1999 and 2000.

  (s) Deloitte & Touche LLP

  Chartered Accountants
  Vancouver, British Columbia, Canada
  October 19, 2001